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                                                        EXHIBIT 3-1

                      AMENDED AND RESTATED
                    ARTICLES OF INCORPORATION
                               OF
                       PECO ENERGY COMPANY


     ARTICLE I.     The name of the Corporation is:

                       PECO ENERGY COMPANY


     ARTICLE II. The address of the registered office of the Corporation in this Commonwealth is:

                       2301 Market Street
                Philadelphia, Pennsylvania 19101


     ARTICLE III. The purpose or purposes for which the Corporation is incorporated under the Business Corporation Law of the Commonwealth of Pennsylvania are to engage in, and do any lawful act concerning, any or all lawful business for which corporations may be incorporated under said Business Corporation Law, including but not limited to:

          (1) The supply of light, heat or power to the public by any means.

          (2) The production, generation, manufacture, transmission, transportation, storage, distribution or furnishing of natural or artificial gas, electricity or steam or air conditioning or refrigerating service, or any combination thereof to or for the public.

          (3) The diverting, pumping or impounding of water for the development or furnishing of hydroelectric power to or for the public.

          (4) Manufacturing, processing, owning, using and dealing in personal property of every class or description, engaging in research and development, the furnishing of services, and acquiring, owning, using and disposing of real property of every nature whatsoever.


                           ARTICLE IV.
                          CAPITAL STOCK

     The aggregate number of shares which the Corporation shall have authority to issue is 615,000,000 shares, divided into 500,000,000 shares of Common Stock, without par value (hereinafter called the "Common Stock"), 100,000,000 shares of Series Preference Stock, without par value (hereinafter called the "Preference Stock"), and 15,000,000 shares of Series

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Preferred Stock, without par value (hereinafter called the
"Preferred Stock") (the Preference Stock and the Preferred Stock are hereinafter collectively called the "Senior Stock"). The board of directors shall have the full authority permitted by law to determine the voting rights, if any, and designations, preferences, limitations, and special rights of any class or any series of any class of the Senior Stock that may be desired to the extent not determined by the articles.

     The following is a statement of the voting rights, designations, preferences, limitations, and the special rights granted to or imposed upon the Common Stock and the Senior Stock:

                             PART 1
                         PREFERRED STOCK

                           DIVISION A
                       GENERAL PROVISIONS

     Section 401. Issuance of Preferred Stock in Series. The shares of the Preferred Stock may be divided into and issued in series, from time to time, as provided in this division, each of such series to be distinctly designated. All shares of the Preferred Stock of all series shall be of equal rank and all shares of any particular series of the Preferred Stock shall be identical except as to the date or dates from which dividends thereon shall he cumulative as provided in Section 402. The shares of the Preferred Stock of different series may vary as to the following terms, which shall be fixed in the case of each such series, at any time prior to the issuance of the shares thereof, in the manner provided by law:

          (1) The annual dividend rate or rates for the particular series and the date from which dividends shall be cumulative on all shares of such series issued prior to the record date for the first dividend for such series;

          (2) The redemption price or prices, if any, for and any special terms and conditions applicable to the redemption of the particular series;

          (3) The amount or amounts per share for the particular series payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, which may be different for voluntary and involuntary liquidation, dissolution or winding up;

          (4) The terms and amount of any sinking fund provided for the purchase or redemption of shares of the particular series; and

          (5) The conversion, participating or other special rights, and the qualifications, limitations or restrictions thereof, if any, of the particular series, including any features necessary or customarily incident to the issue and reissue of series having auction or other variable annual dividend rates.

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     Section 402.  Dividend Rights and Preferences.

     (A) The holders of each series of the Preferred Stock at the time outstanding shall be entitled to receive, but only when and as declared by the board of directors, out of funds legally available for payment of dividends, cumulative preferential dividends, at the annual dividend rate for the particular series fixed therefor as provided in this part, payable quarterly on the first days of February, May, August and November in each year, to shareholders of record on the respective dates, not exceeding 40 days preceding such dividend payment dates, fixed for the purpose by the board of directors. No dividends shall be declared on any series of the Preferred Stock in respect of any quarterly dividend period unless there shall likewise be declared on all shares of all series of the Preferred Stock at the time outstanding, like proportionate dividends, ratably, in proportion to the respective annual dividend rates fixed therefor, in respect of the same quarterly dividend period, to the extent that such shares are entitled to receive dividends for such quarterly dividend period. The dividends on shares of all series of the Preferred Stock shall be cumulative. In the case of all shares of each particular series, the dividends on shares of such series shall be cumulative:

          (1) if issued prior to the record date for the first dividend on the shares of such series, then from the date for the particular series fixed therefor as provided in this part;

          (2) if issued during the period commencing immediately after a record date for a dividend and terminating at the close of the payment date for such dividend, then from such dividend payment date; and

          (3) otherwise from the quarterly dividend payment date next preceding the date of issue of such shares;

so that unless dividends on all outstanding shares of each series of the Preferred Stock, at the annual dividend rate and from the dates for accumulation thereof fixed as provided in this part shall have been paid for all past quarterly dividend periods, but without interest on cumulative dividends, no dividends shall be paid or declared and no other distribution shall be made on the Preference Stock or the Common Stock, and no Preference Stock or Common Stock shall be purchased or otherwise acquired for value

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by the Corporation.  The holders of the Preferred Stock of any series shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

     (B) Notwithstanding Subsection (A), the annual dividend rate of a series of the Preferred Stock may vary from time to time dependent upon facts ascertainable outside of these articles of incorporation if the manner in which the facts will operate to fix or change the dividend rate is set forth in the express terms of the series or upon terms incorporated by reference to an existing agreement between the Corporation and one or more other parties or to another document of independent significance, interest or other compensation may be payable with respect to cumulative dividend arrearages and the dividend payment dates of a series having auction or other variable annual dividend rates may vary from time to time as provided by or pursuant to the express terms of the series by not more than 47 days before or after the fixed dividend payment dates provided in Subsection
(A).

     (C) So long as any shares of the Preferred Stock of any series are outstanding, the Corporation shall not pay any dividends on or make any other distribution to the holders of shares of its Preference Stock or Common Stock if after giving effect to such payment or distribution the capital of the Corporation represented by its Preference Stock and Common Stock together with its surplus as then stated on its books of account shall in the aggregate be less than the involuntary liquidating value of its outstanding Preferred Stock.

     Section 403.  Redemption.

     (A) General Rule. Unless prohibited or restricted in the express terms of the affected series of the Preferred Stock, the Corporation, by action of its board of directors, may redeem the whole or any part of any series of the Preferred Stock, at any time or from time to time, at the redemption price of the shares of the particular series fixed therefor as provided in this part, together with a sum in the case of each share of each series so to be redeemed, computed at the annual dividend rate for the series of which the particular share is a part from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore or on such redemption date paid thereon or declared and set aside for payment thereon.

     (B) Notice. Notice of every such redemption shall be given by publication at least once in a daily newspaper printed in the English language and of general circulation in the city of Philadelphia, Pennsylvania, and in a daily newspaper printed in the English language of national circulation, the first publication in such newspapers to be at least 30 days and not more than 90 days prior to the date fixed for such redemption.
At least 30 days' and not more than 90 days' previous notice of every such redemption shall also be mailed to the holders of

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record of the shares of the Preferred Stock so to be redeemed, at their respective addresses as the same shall appear on the books of the Corporation; but no failure to mail such notice nor any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of the Preferred Stock so to be redeemed.

     (C) Partial Redemption. In case of the redemption of a part only of any series of the Preferred Stock at the time outstanding, the Corporation shall select by lot or pro rata, in such manner as the board of directors may determine, the shares so to be redeemed, unless another method of selection is required or authorized by the express terms of the series. The board of directors shall have full power and authority, subject to the limitations and provisions contained in this part, to prescribe the manner in which and the terms and conditions upon which the shares of the Preferred Stock shall be redeemed from time to time.

     (D) Effect of Redemption. If such notice of redemption shall have been duly given by publication, and if on or before the redemption date specified in such notice all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds, in trust for the account of the holders of the shares to be redeemed, so as to be and continue to be available therefor, then, notwithstanding that any certificate for such shares so called for redemption shall not have been surrendered for cancellation, from and after the date fixed for redemption, the shares represented thereby shall no longer be deemed outstanding, the right to receive dividends thereon shall cease to accrue and all rights with respect to such shares so called for redemption shall forthwith on such redemption date cease and terminate, except only the right of the holders thereof to receive, out of the funds so set aside in trust, the amount payable upon redemption thereof, without interest, except that the Corporation may, after giving notice by publication of any such redemption as provided in Subsection (B) or after giving to the bank or trust company referred to in this subsection irrevocable authorization to give such notice by publication, and, at any time prior to the redemption date specified in such notice, deposit in trust, for the account of the holders of the shares to be redeemed, funds necessary for such redemption with a bank or trust company in good standing, organized under the laws of the United States of America or of the Commonwealth of Pennsylvania, doing business in the city of Philadelphia, Pennsylvania, having capital, surplus and undivided profits aggregating at least the greater of $2,000,000 or two times the amount of such deposit, designated in such notice of redemption, and, upon such deposit in trust, all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive, out of the funds so deposited in trust, from and after the date of such deposit, the amount payable upon the redemption thereof, without interest. Notice of such right shall be included in the notice of redemption provided for in Subsection (B).

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     (E)  Purchase Rights Unaffected.  Nothing contained in this section shall limit any legal right of the Corporation to purchase or otherwise acquire any shares of the Preferred Stock at not exceeding the price at which the same may be redeemed.

     (F) Status of Reacquired Shares. All or any shares of the Preferred Stock at any time redeemed, purchased or acquired by the Corporation may thereafter, in the discretion of the board of directors, be reissued or otherwise disposed of at any time or from time to time to the extent and in the manner then permitted by law, subject, however, to the limitations imposed in this part upon the issue of Preferred Stock or upon the reissue of the shares of any particular series, or may be restored to the status of authorized but unissued shares.

     Section 404. Liquidation Rights and Preferences. Before any amount shall be paid to, or any assets distributed among, the holders of the Preference Stock or the Common Stock upon any liquidation, dissolution or winding up of the Corporation, the holders of each series of the Preferred Stock at the time outstanding shall be entitled to be paid in cash the amount for the particular series fixed therefor as provided in this part, together with a sum in the case of each such share of each series, computed at the annual dividend rate for the series of which the particular share is a part, from the date from which dividends on such share became cumulative to the date fixed for the payment of such distributive amount, less the aggregate of the dividends theretofore or on such date paid thereon or declared and set aside for payment thereon; but no payments on account of such distributive amounts shall be made to the holders of any series of the Preferred Stock unless there shall likewise be paid at the same time to the holders of each other series of the Preferred Stock at the time outstanding like proportionate distributive amounts, ratably, in proportion to the full distributive amounts to which they are respectively entitled as provided in this part. The holders of the Preferred Stock of any series shall not be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Corporation other than the amounts referred to in this section. Neither the consolidation or merger of the Corporation with or into any other corporation or corporations, nor the consummation of any plan of share exchange, nor the sale or transfer by the Corporation of all or any part of its assets, by division or otherwise, shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this section.

     Section 405.  Restrictions on Corporate Action.

     (A) Actions Requiring Two-Thirds Vote. So long as any shares of the Preferred Stock of any series are outstanding, the Corporation shall not, without the consent (given in writing or by vote at a meeting called for that purpose in accordance with the provisions of Section 407(A)) of the holders of shares of the Preferred Stock of all series then outstanding entitled to cast at least two-thirds of the votes which all holders of Preferred Stock of all series then outstanding are entitled to cast thereon:

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          (1)  Create or authorize any kind of stock (other than
     a series of the Preferred Stock) ranking prior to or on a parity with the Preferred Stock, or create or authorize any obligation or security convertible into shares of stock of any such kind; or

          (2) Amend, alter, change or repeal any of the express terms of the Preferred Stock or of any series of the Preferred Stock then outstanding in a manner prejudicial to the holders thereof, except that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the Preferred Stock at the time outstanding, only such consent of the holders of shares of all series so affected entitled to cast at least two-thirds of the votes which all holders of shares of all series so affected then outstanding are entitled to cast thereon shall be required; or

          (3) Issue any additional shares of any series of the Preferred Stock, unless the net earnings of the Corporation applicable to the payment of dividends on the Preferred Stock, and unless the net income before interest charges on its indebtedness in each instance after provision for depreciation and taxes determined in accordance with generally accepted accounting principles, for any 12 consecutive calendar months within the 15 calendar months immediately preceding the calendar month within which such additional shares of stock shall be issued, shall, respectively, have been at least two times the dividend requirements for a 12-month period upon the entire amount of the Preferred Stock to be outstanding immediately after the proposed issue of such additional shares of Preferred Stock (such dividend requirements to be determined, in the case of outstanding Preferred Stock having auction or other variable annual dividend rates, at the dividend rate in each case in effect immediately before the proposed issue, and in the case of additional shares of Preferred Stock having auction or other variable annual dividend rates to be outstanding immediately after the proposed issue of such additional shares of Preferred Stock, at the initial dividend rate for such additional shares) and at least one and one-half times the aggregate of such dividend requirements and of the interest charges for said period on the entire amount of the indebtedness to be likewise outstanding (such interest requirements to be determined, in the case of outstanding indebtedness having auction or other variable annual interest rates, at the interest rate in each case in effect immediately before the proposed issue); but excluding from each of the foregoing computations interest charges on all indebtedness which is to be retired through the issue of such additional shares of Preferred Stock; or

          (4) Issue any additional shares of any series of the Preferred Stock, unless the capital of the Corporation represented by its Preference Stock and Common Stock

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     together with its surplus as then stated on its books of
     account shall in the aggregate be at least equal to the involuntary liquidating value of the Preferred Stock to be outstanding immediately after the proposed issue of such additional shares of Preferred Stock.

     (B) Increases in Authorized Amount of Preferred Stock. So long as any shares of the Preferred Stock of any series are outstanding, the Corporation shall not, without the consent (given in writing or by vote at a meeting called for that purpose in accordance with the provisions of Section 407(A)) of the holders of the Preferred Stock of all series then outstanding entitled to cast at least a majority of the votes which all holders of Preferred Stock of all series then outstanding are entitled to cast thereon, increase the total authorized amount of the Preferred Stock of all series. Except as otherwise provided in the express terms of any series of the Preferred Stock, the number of authorized shares of the Preferred Stock of any series may be increased without the vote or consent of the holders of the outstanding shares of the series affected, subject to the aggregate limit imposed by this article on the authorized number of shares of the Preferred Stock of all series.

     (C) Mergers and Other Fundamental Transactions. So long as any shares of the Preferred Stock of any series are outstanding, the Corporation shall not, without the consent (given by a vote at a meeting called for that purpose in accordance with the provisions of Section 407(A)) of the holders of the Preferred Stock of all series present or represented by proxy at such meeting, at which meeting a quorum as provided in Subsection (D) shall be present or represented by proxy, entitled to cast at least a majority of the votes which all holders of Preferred Stock of all series present or represented by proxy at such meeting are entitled to cast thereon, merge or consolidate with or into any other corporation or corporations, or divide, unless such merger, consolidation or division, or the issuance and assumption of all securities to be issued or assumed in connection with any such merger or consolidation, shall have been ordered, exempted, approved or permitted by the Securities and Exchange Commission under the provisions of the Public Utility Holding Company Act of 1935 or by any successor commission or regulatory authority of the United States of America having jurisdiction in the premises. The provisions of this subsection shall not apply to consummation of a plan of share exchange which does not affect holders of the Preferred Stock, or to a purchase or other acquisition by the Corporation of franchises or assets of another corporation in any manner which does not involve a statutory merger or consolidation, or to a merger of any corporation with and into the Corporation or to a division pursuant to any provision of law which authorizes the Corporation without shareholder action to be the surviving party to a statutory merger or division if the terms of the merger or division do not alter any provision of the articles of the Corporation (except changes that under applicable law and these articles of incorporation may be made without shareholder action) nor otherwise affect its outstanding shares.

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     (D) Quorum.  For the purposes of Subsection (C), the
presence in person or by proxy of the holders of the Preferred Stock of all series then issued and outstanding entitled to cast at least a majority of the votes which all holders of Preferred Stock of all series then issued and outstanding are entitled to cast shall be necessary to constitute a quorum, except that, if such quorum shall not have been obtained at such meeting or at any adjournment thereof within 30 days from the date of such meeting as originally called, the presence in person or by proxy of the holders of the Preferred Stock of all series then issued and outstanding entitled to cast at least one-third of the votes which all holders of Preferred Stock of all series then issued and outstanding are entitled to cast shall then be sufficient to constitute a quorum. In the absence of a quorum, such meeting or any adjournment thereof may be adjourned by the officer or officers of the Corporation who shall have called the meeting from time to time (but at intervals of not less than seven days unless all shareholders present or represented by proxy shall agree to a shorter interval) without notice other than announcement at the meeting until a quorum as provided in this subsection shall be present or represented by proxy. Nothing in this subsection shall prevent the application to the Corporation of any provision of law reducing or eliminating the quorum required at a meeting of shareholders which has been previously adjourned because of an absence of a quorum.

     Section 406.  Voting Rights.

     (A) General Rule. The holders of the Preferred Stock shall have no right to vote and shall not be entitled to notice of any meeting of shareholders of the Corporation nor to participate in any such meeting except as otherwise expressly provided in this division and except for those purposes, if any, for which said rights cannot be denied or waived under some mandatory provision of law which shall be controlling. At all meetings of the holders of Preferred Stock of the Corporation at which such holders have the right to vote under the express provisions of this division, each holder of Preferred Stock of each series shall be entitled to one vote or fraction thereof, for each $100 or fraction thereof, of involuntary liquidating value represented by the shares of Preferred Stock of such series held by each such holder.

     (B) Voting Upon Default in Dividends. If and when dividends payable on the Preferred Stock shall be in default in an amount equivalent to four full quarterly dividends on all shares of all series of the Preferred Stock then outstanding, and until all dividends then in default shall have been paid or declared and set apart for payment, the holders of all shares of the Preferred Stock, voting separately as one class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full board of directors, and the holders of the Common Stock, and except as otherwise provided by the express terms of the Preference Stock or any series thereof, the holders of any series of the Preference Stock having voting

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rights for the election of directors generally, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation. The terms of office of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the board of directors by the holders of the Preferred Stock, whether or not the holders of the Common Stock and of any series of the Preference Stock having voting rights for the election of directors generally, shall then have elected the remaining directors of the Corporation.

     (C) Defeasance of Special Voting Rights. If and when all dividends then in default on the Preferred Stock then outstanding shall have been paid or declared and set apart for payment (and such dividends shall be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the Preferred Stock shall thereupon be divested of any special right with respect to the election of directors provided in Subsection (B), the voting power of the Preferred Stock and the Common Stock and of any series of the Preference Stock having voting rights for the election of directors generally, shall revert to the status existing before the occurrence of such default; but always subject to the same provisions for vesting such special rights in the Preferred Stock in case of further like default or defaults in dividends thereon. Upon the termination of any such special right upon payment or setting apart for payment of all accumulated and defaulted dividends on such Preferred Stock, the terms of office of all persons who may have been elected directors of the Corporation by vote of the holders of the Preferred Stock, as a class, pursuant to such special right shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

     (D) Vacancies During Special Voting Rights Periods. In the case any vacancy in the office of a director occurring among the directors elected by the holders of Preferred Stock, as a class, pursuant to the provisions of Subsection (B), the remaining directors elected by the holders of Preferred Stock may elect, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one may elect, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant. Likewise, except as otherwise provided by the express terms of the Preference Stock or any series thereof as to directors which are not then elected by the Preferred Stock, in case of any vacancy in the office of a director occurring among the directors elected by the holders of Common Stock and of any series of the Preference Stock having voting rights for the election of directors generally, pursuant to the provisions of Subsection
(B), the remaining directors elected by the holders of the Common Stock and of any series of the Preference Stock having voting rights for the election of directors generally, may elect, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one may elect, a successor or successors to hold office for the unexpired term of the director or directors whose place or places shall be vacant.

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     (E)  Special Meetings of the Holders of Preferred Stock.
Whenever under the provisions of Subsection (B), the right shall have accrued to the holders of the Preferred Stock to elect directors, the board of directors shall within ten days after delivery to the Corporation at its principal office of a request to such effect signed by any holder of Preferred Stock entitled to vote, call a special meeting of all shareholders to be held within 40 days from the delivery of such request for the purpose of electing directors. At all meetings of shareholders held for the purpose of electing directors during such times as the holders of shares of the Preferred Stock shall have the special right, voting separately as one class, to elect directors pursuant to Subsection (B), the presence in person or by proxy of the holders of Common Stock and of any series of the Preference Stock having voting rights for the election of directors generally, entitled to cast at least a majority of the votes which all holders of Common Stock and of any series of the Preference Stock having voting rights for the election of directors generally then issued and outstanding are entitled to cast, shall be required to constitute a quorum of such class or classes for the election of directors, and the presence in person or by proxy of the holders of shares of all series of the Preferred Stock entitled to cast at least a majority of the votes which all holders of Preferred Stock of all series then issued and outstanding are entitled to cast shall be required to constitute a quorum of such class for the election of directors, except that the absence of a quorum of the holders of stock of either such class or classes shall not prevent the election at any such meeting or adjournment thereof of directors by the other such class or classes if the necessary quorum of the holders of stock of such class or classes is present in person or by proxy at such meeting. In the absence of a quorum of the holders of stock of either such class or classes, those holders of the stock of such class or classes who are present in person or by proxy entitled to cast at least a majority of the votes which all holders of the stock of such class or classes who are present in person or by proxy are entitled to cast shall have power to adjourn the election of the directors to be elected by such class or classes from time to time without notice other than announcement at the meeting until the requisite amount of holders of such class or classes shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of notice of the next annual meeting of the Corporation or special meeting in lieu thereof. Nothing in this subsection shall prevent the application to the Corporation of any provision of law reducing or eliminating the quorum required at a meeting of shareholders which has been previously adjourned because of an absence of a quorum.

     (F) Relative Voting Rights as Between Series of the Preferred Stock. Except when some mandatory provision of law shall be controlling and except as otherwise provided in Section 405(A)(2) and, as regards the special rights of any series of the Preferred Stock, as provided in the express terms of such series, whenever shares of two or more series of the Preferred Stock are outstanding, no particular series of the Preferred Stock shall be

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entitled to vote as a separate series on any matter and all shares of the Preferred Stock of all series shall be deemed to constitute but one class for any purpose for which a vote of the shareholders of the Corporation by classes may be required.

     (G) General Powers of Corporation Unaffected. From time to time and without limitation of other rights and powers of the Corporation as provided by law, the Corporation may reclassify its capital stock and may create or authorize one or more classes or kinds of stock ranking prior to or on a parity with or subordinate to the Preferred Stock or may increase the authorized amount of the Preferred Stock or of the Preference Stock or the Common Stock or of any other class of stock of the Corporation or may amend, alter, change or repeal any of the rights, privileges, terms and conditions of the Preferred Stock or of any series thereof then outstanding or of the Preference Stock or of any series thereof then outstanding or of the Common Stock or of any other class of stock of the Corporation, upon the affirmative vote, given at a meeting called for that purpose in accordance with law, of shareholders then entitled to cast thereon at least a majority of the votes which all shareholders voting thereon in person or by proxy are then entitled to cast thereon or upon such other vote of its shareholders then entitled to vote thereon as may then be provided by law, if the consent of the holders of the Preferred Stock (or of any series thereof) required by the provisions of Section 405(A) and (B), if any such consent be so required, shall have been obtained.

     Section 407.  Meetings of Holders of Preferred Stock.
Notice of any meeting of the holders of Preferred Stock or any series thereof, required or authorized under this part or by law, setting forth the purpose or purposes of such meeting, shall be mailed by the Corporation, not less than ten days prior to such meeting, to all holders of Preferred Stock (at their respective addresses appearing on the books of the Corporation) entitled to vote thereat of record as of a date fixed by the board of directors of the Corporation, not exceeding 90 days in advance of such meeting, for the purpose of determining the shareholders entitled to notice of and to vote at such meeting, unless such notice shall have been waived, either before or after the holding of such meeting, by all holders of Preferred Stock entitled to notice thereof and to vote thereat. Any action authorized to be taken at a meeting called for that purpose in accordance with the provisions of this subsection may be taken either at a special meeting, or at any regular or annual meeting if notice of such proposed action is included in the notice of such regular or annual meeting.

     Section 408. Effective Date of Amendments to Part. Any amendment to this part which requires governmental approval under 66 Pa.C.S. Ch. 19 (relating to securities and obligations) or any superseding provision of law shall take effect upon receipt of such governmental approval.

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                           DIVISION B
           VARIATIONS AMONG SERIES OF PREFERRED STOCK

     Section 421. $4.40 Preferred Stock (Series 1). The terms of the "$4.40 Preferred Stock (Series 1)" may vary from shares of other series of the Preferred Stock as follows: the dividend rate shall be $4.40 per annum; the redemption price shall be $112.50 per share; $100 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 274,720 shares.

     Section 422. $3.80 Preferred Stock (Series 2). The terms of the "$3.80 Preferred Stock (Series 2)" may vary from shares of other series of the Preferred Stock as follows: the dividend rate shall be $3.80 per annum; the redemption price shall be $106 per share; $100 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 300,000 shares.

     Section 423. $4.30 Preferred Stock (Series 3). The terms of the "$4.30 Preferred Stock (Series 3)" may vary from shares of other series of the Preferred Stock as follows: the dividend rate shall be $4.30 per annum; the redemption price shall be $102 per share; $100 per share shall be payable upon any involuntary liquidation, dissolution or winding up of the Corporation, and upon any voluntary liquidation, dissolution or winding up of the Corporation $102 per share shall be payable. The number of shares of this series authorized is 150,000 shares.

     Section 424. $4.68 Preferred Stock (Series 4). The terms of the "$4.68 Preferred Stock (Series 4)" may vary from shares of other series of the Preferred Stock as follows: the dividend rate shall be $4.68 per annum; the redemption price shall be $104 per share; $100 per share shall be payable upon any involuntary liquidation, dissolution or winding up of the Corporation, and upon any voluntary liquidation, dissolution or winding up of the Corporation $104 per share shall be payable. The number of shares of this series authorized is 150,000 shares.

     Section 425.  $7.00 Preferred Stock (Series 5).

     (A) The terms of the "$7.00 Preferred Stock (Series 5)" may vary from shares of other series of the Preferred Stock as follows: the dividend rate shall be $7.00 per annum; the regular redemption price shall be $101 per share; the sinking fund redemption price shall be $100 per share; $100 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     (B) Subject to Subsections (C) and (D), as and for a sinking fund for the shares of this series, so long as any shares of this series are outstanding, the Corporation will redeem, in each 12-month period beginning February 1 (hereinafter in this section called the "Sinking Fund Period"):

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

          (1) a number of shares of this series equal to 2% of the greatest number of shares of this series at any time outstanding prior to the commencement of the Sinking Fund Period (the obligation of the Corporation to redeem such number of such shares in any Sinking Fund Period being hereinafter in this section referred to as the "Sinking Fund Obligation" for such period); and

          (2) at the option of the Corporation, such additional number of shares this series, not exceeding a number equal to 2% of the greatest number of shares of this series at any time outstanding prior to the commencement of the Sinking Fund Period, as the Corporation, by resolution of its board of directors adopted on or before December 31 in such Sinking Fund Period, shall determine.

     (C) The Sinking Fund Obligation for any such period may be reduced (or satisfied), at the option of the Corporation, by such number of shares of this series, theretofore acquired by the Corporation by purchase at a price not exceeding the sinking fund redemption price (and not theretofore applied in reduction or satisfaction of the number of shares of this series required to be redeemed in any such period) as the Corporation, by resolution of its board of directors, may elect to apply in reduction or satisfaction of the Sinking Fund Obligation for such period.

     (D) The Corporation shall not redeem any shares of this series for the sinking fund unless all dividends on all series of Preferred Stock then outstanding for all past quarterly dividend periods shall have been paid or declared and set aside for payment and unless the redemption is permissible under applicable law, but if the Corporation shall for the reasons set forth in this subsection or any other reason fail to discharge its Sinking Fund Obligation for any Sinking Fund Period, such Sinking Fund Obligation, to the extent not discharged, shall become an additional Sinking Fund Obligation for each such succeeding Sinking Fund Period until fully discharged.

     (E) Any redemption of the shares of this series for the sinking fund shall be accomplished in the manner and with the effect provided in Section 403, except that such redemption shall be at the sinking fund redemption price, in lieu of the regular redemption price.

     (F) The number of shares of this series authorized is 266,720.

     Section 426. $7.85 Preferred Stock (Series 7). The terms of the "$7.85 Preferred Stock (Series 7)" may vary from shares of other series of the Preferred Stock as follows: the dividend rate shall be $7.85 per annum; the redemption price shall be $101 per share; $100 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 500,000 shares.

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

     Section 427. $7.75 Preferred Stock (Series 8). The terms of the "$7.75 Preferred Stock (Series 8)" may vary from shares of other series of the Preferred Stock as follows: the dividend rate shall be $7.75 per annum; the redemption price shall be $101 per share; $100 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 200,000 shares.

     Section 428. $7.80 Preferred Stock (Series 9). The terms of the "$7.80 Preferred Stock (Series 9)" may vary from shares of other series of the Preferred Stock as follows: the dividend rate shall be $7.80 per annum; the redemption price shall be $101 per share; $100 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation. The number of shares of this series authorized is 750,000 shares.

     Section 429.  $7.325 Preferred Stock (Series 10).

     (A) The terms of the "$7.325 Preferred Stock (Series 10)" may vary from shares of other series of the Preferred Stock as follows: the dividend rate shall be $7.325 per annum; the regular redemption price shall be $100 per share, except that during the 12-month period ending on May 1 in each of the following years the regular redemption price per share shall be as follows: 1990 - $102.63, 1991 - $102.34, 1992 - $102.05, 1993
- - $101.75, 1994 - $101.46, 1995 - $101.17, 1996 - $100.87, 1997 -
$100.58 and 1998 -$100.29; the sinking fund redemption price shall be $100 per share; $100 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     (B) Subject to Subsection (C), as and for a sinking fund for the shares of this series, so long as any shares of this series are outstanding, the Corporation will redeem, on each May 1 (hereinafter in this section called the "Sinking Fund Date") a number of shares of this series equal to 4% of the greatest number of shares of this series at any time outstanding prior to the Sinking Fund Date (the obligation of the Corporation to redeem such number of such shares on any Sinking Fund Date being hereinafter in this section referred to as the "Sinking Fund Obligation" for such date).

     (C) The Corporation shall not redeem any shares of this series for the sinking fund unless all dividends on all series of Preferred Stock then outstanding for all past quarterly dividend periods shall have been paid or declared and set aside for payment and unless the redemption is permissible under applicable law, but if the Corporation shall for the reasons set forth in this subsection or any other reason fail to discharge its Sinking Fund Obligation on any Sinking Fund Date, such Sinking Fund Obligation, to the extent not discharged, shall become an additional Sinking Fund Obligation for each succeeding Sinking Fund Date until fully discharged.

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

     (D) So long as any shares of this series are outstanding, the Corporation shall not:

          (1) Increase the authorized amount of the shares of this series.

          (2) Reissue as shares of this series any shares of this series redeemed by the Corporation pursuant to this section.

          (3) Establish or re-establish any unissued shares of the Preferred Stock of any other series or any unissued shares of the Preferred Stock which are not part of a then existing series as shares of this series.

     (E) Any redemption of the shares of this series for the sinking fund shall be accomplished in the manner and with the effect provided in Section 403, except that such redemption shall be at the sinking fund redemption price, in lieu of the regular redemption price.

     (F) The number of shares of this series authorized is 420,000 shares.

     Section 430.  $9.875 Preferred Stock (Series 21).

     (A) The terms of the "$9.875 Preferred Stock (Series 21)" may vary from shares of other series of the Preferred Stock as follows: the dividend rate shall be $9.875 per annum; the regular redemption price shall be $100 per share, except that prior to August 1, 1992 the regular redemption price shall be $109.875 per share, during the 12-month period from August 1, 1992 until July 31, 1993 the regular redemption price shall be $105.00 per share and during the 12-month period from August 1, 1993 until July 31, 1994 the regular redemption price shall be $102.50 per share; the sinking fund redemption price shall be $100 per share; $100 per share shall be payable upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

     (B) Prior to August 1, 1992 the Corporation will not redeem shares of this series if such redemption is a part of or in anticipation of any refunding operations involving the application, directly or indirectly, of borrowed funds or the proceeds of any stock ranking prior to or on a parity with the shares of this series as to payment of dividends or distributions on any liquidation, dissolution or winding up, if such borrowed funds have an interest rate or cost to the Corporation (calculated in accordance with generally accepted financial practice), or such stock has a dividend rate or cost to the Corporation (so calculated), less than the dividend rate per annum of the shares of this series.

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

     (C) Subject to Subsections (D) and (E), as and for a sinking fund for the shares of this series, so long as any shares of this series are outstanding, the Corporation will redeem, on each August 1, commencing with August 1, 1993 (hereinafter in this section called the "Sinking Fund Date"):

          (1) 130,000 shares of this series (the obligation of the Corporation to redeem such number of such shares on any Sinking Fund Date being hereinafter in this section referred to as the "Sinking Fund Obligation" for such date), and

          (2) at the option of the Corporation, such additional number of shares this series, not exceeding 130,000 shares, as the Corporation, by resolution of its board of directors adopted on or before the June 15 next preceding such Sinking Fund Date, shall determine, but the exercise of such option by the board of directors shall not reduce or satisfy any subsequent Sinking Fund Obligation.

     (D) The Sinking Fund Obligation for any Sinking Fund Date may be reduced (or satisfied), at the option of the Corporation, by such number of shares of this series, theretofore acquired by the Corporation by purchase at a price not exceeding the sinking fund redemption price (and not theretofore applied in reduction or satisfaction of any Sinking Fund Obligation) as the Corporation, by resolution of its board of directors, may elect to apply in reduction or satisfaction of the Sinking Fund Obligation for such Sinking Fund Date.

     (E) The Corporation shall not redeem any shares of this series for the sinking fund unless all dividends on all series of Preferred Stock then outstanding for all past quarterly dividend periods shall have been paid or declared and set aside for payment and unless the redemption is permissible under applicable law, but if the Corporation shall for the reasons set forth in this subsection or any other reason fail to discharge its Sinking Fund Obligation for any Sinking Fund Date, such Sinking Fund Obligation, to the extent not discharged, shall become an additional Sinking Fund Obligation for each such succeeding Sinking Fund Date until fully discharged.

     (F) Any redemption of the shares of this series for the sinking fund shall be accomplished in the manner and with the effect provided in Section 403, except that such redemption shall be at the sinking fund redemption price, in lieu of the regular redemption price.

     (G) The number of shares of this series authorized is 650,000 shares.

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     Section 431.  $7.96 Preferred Stock (Series 23).  The terms of the $7.96 Preferred Stock (Series 23), in respect in which shares of such series may vary from shares of the other series of Preferred Stock shall be as follows:

          (A) The dividend rate of the $7.96 Preferred Stock shall be $7.96 per annum and October 20, 1992 shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the first dividend for the $7.96 Preferred Stock.

          (B) The redemption price (hereinafter referred to as the "Optional Redemption Price") of the $7.96 Preferred Stock, shall be $100 per share (to which shall be added the sum equal to the accumulated and unpaid dividends, computed as provided in Section 403 of Article IV), provided however, that the Company will not redeem any shares of the $7.96 Preferred Stock prior to October 1, 1997.

          (C) The amount per share for the $7.96 Preferred Stock, payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company (to which shall be added a sum equal to accumulated and unpaid dividends, computed as provided in Section 404) shall be $100.

     Section 432. $7.48 Preferred Stock (Series 24). The terms of the $7.48 Preferred Stock (Series 24), in respect in which shares of such series may vary from shares of the other series of Preferred Stock shall be as follows:

          (A) The dividend rate of the $7.48 Preferred Stock shall be $7.48 per annum and March 30, 1993 shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the first dividend for the $7.48 Preferred Stock.

          (B) The Company will not redeem any shares of the $7.48 Preferred Stock prior to April 1, 2003.
     Thereafter, the redemption price (hereinafter referred to as the "Optional Redemption Price") of the $7.48
     Preferred Stock, shall be at the applicable Optional
     Redemption Price per share set forth in the tabulation below (to which shall be added the sum equal to the accumulated and unpaid dividends, computed as provided in Section 403):

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

If Redeemed During        Optional       If Redeemed During       Optional
  the 12 Months          Redemption        the 12 Months         Redemption
 Beginning April 1,        Price          Beginning April 1,       Price
- -------------------      ----------      -------------------     ----------
     2003                 $103.74               2009              $101.50
     2004                  103.37               2010               101.12
     2005                  102.99               2011               100.75
     2006                  102.62               2012               100.37
     2007                  102.24        2013 and thereafter       100.00
     2008                  101.87

          (C) The amount per share for the $7.48 Preferred Stock, payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company (to which shall be added a sum equal to accumulated and unpaid dividends, computed as provided in Section 404 of Article IV) shall be $100.


     Section 433. $6.12 Preferred Stock (Series 25). The terms of the $6.12 Preferred Stock (Series 25), in respect in which shares of such series may vary from shares of the other series of Preferred Stock shall be as follows:

          (A) The dividend rate of the $6.12 Preferred Stock shall be $6.12 per annum and June 18, 1993 shall be the date from which dividends shall be cumulative on all shares issued prior to the record date for the first dividend for the $6.12 Preferred Stock.

          (B)  The $6.12 Preferred Stock, shall be
     redeemable in part from time to time, on or after August 1, 1999, for the Sinking Fund hereinafter referred to, at a redemption price of $100.00 per share, together with a sum in the case of each such share so to be redeemed, computed at the annual dividend rate for the $6.12 Preferred Stock, from the date from which dividends on such share became cumulative to the date fixed for such redemption, less the aggregate of the dividends theretofore, or on such redemption date, paid thereon or declared or set aside for payment thereon (such price, including such sum equal to such accumulated and unpaid dividends, being hereinafter called the "Sinking Fund Redemption
     Price").


          (C) The amount per share for the $6.12 Preferred Stock, payable to the holders thereof upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company (to which shall be added a sum equal to accumulated and unpaid dividends, computed as provided in Section 404) shall be $100.

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

          (D) As and for a Sinking Fund for the 927,000 shares constituting the $6.12 Preferred Stock, authorized hereby (and only for such shares), so long as any of such shares are outstanding, the Company will redeem on each August 1, commencing with August 1, 1999 (each such August 1 being hereinafter referred to as a "Sinking Fund Date") (i) 185,400 such shares (the Company's obligation to redeem such number of such shares on such Sinking Fund Date being hereinafter referred to as the "Sinking Fund Obligation" for such Sinking Fund Date), and (ii) at the option of the Company, an additional number of such shares, not exceeding 185,400 as the Board of Directors shall by resolution determine on or before the June 15 next preceding such Sinking Fund Date but the exercise of such option by the Board of Directors shall not reduce or satisfy any subsequent Sinking Fund Obligation; provided, however, that the Sinking Fund Obligation for any such Sinking Fund Date may be reduced (or satisfied), at the option of the Company, by such number of such shares, theretofore acquired by the Company by purchase at a price not exceeding the Sinking Fund Redemption Price (and not theretofore applied in reduction or satisfaction of any Sinking Fund Obligation) as the Company, by resolution of its Board of Directors, may elect to apply in reduction or satisfaction of the Sinking Fund Obligation for such Sinking Fund Date; and provided, further, that the Company shall not redeem any such shares for the Sinking Fund unless all dividends on all series of Preferred Stock then outstanding for all past quarter-yearly dividend periods shall have been paid or declared and set aside for payment and unless such redemption is permissible under applicable law, but if the Company shall for the aforesaid reasons or any other reason fail to discharge its Sinking Fund Obligation for any Sinking Fund Date, such Sinking Fund Obligation, to the extent not discharged, shall become an additional Sinking Fund Obligation for each succeeding Sinking Fund Date until fully discharged.

          (E) Any redemption of the $6.12 Preferred Stock, for the Sinking Fund shall be accomplished in the manner and with the effect provided in Section 403 of Article IV, and such redemption shall be at the Sinking Fund Redemption Price.

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

                             PART 2
                        PREFERENCE STOCK

                           DIVISION A
                       GENERAL PROVISIONS

     Section 443. Vote Required to Increase Class or Series. Except as otherwise provided in the express terms of any series of the Preference Stock, the number of authorized shares of the Preference Stock or of any series thereof may be increased without a class or series vote or consent of the holders of the outstanding shares of the class or series affected.

                           DIVISION B
           VARIATIONS AMONG SERIES OF PREFERENCE STOCK
                           (Reserved)

                             PART 3
                          COMMON STOCK

     Section 453.  Voting Rights.  At all meetings of the
shareholders of the Corporation the holders of Common Stock shall be entitled to one vote for each share of Common Stock held by them respectively, except as otherwise expressly provided in this article.

     Section 454. Dividend and Other Distribution Rights. Whenever full dividends or other distributions on all series of the Senior Stock at the time outstanding having preferential dividend or other distribution rights shall have been paid or declared and set apart for payment or otherwise made, then such dividends (payable in cash or otherwise) or other distributions, as may be determined by the board of directors may be declared and paid or otherwise made on the Common Stock, but only out of funds legally available for the payment of such distributions.

     Section 455. Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, the assets and funds of the Corporation available for distribution to shareholders, after paying or providing for the payment to the holders of shares of all series of Senior Stock of the full distributive amounts to which they are respectively entitled, as provided in this article, shall be divided among and paid to the holders of Common Stock according to their respective shares.

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

                             PART 4
                             GENERAL

     Section 460. Preemptive Rights. Except as otherwise provided in the express terms of any class or series of shares, or in any contract, warrant or other instrument issued by the Corporation, no holder of shares of the Corporation shall be entitled, as such, as a matter of right to subscribe for or purchase any part of any issue of shares or other securities of the Corporation, of any class, series or kind whatsoever, and whether issued for cash, property, services, by way of dividends, or otherwise.

     Section 461. Amendments to Terms of Senior Stock. If and to the extent provided by the express terms of any series of the Senior Stock, the board of directors may, without the consent of the holders of the outstanding shares of such series or of the holders of any other shares of the Corporation (unless otherwise provided in the express terms of any such other shares), amend these articles of incorporation so as to change any of the terms of such series.

                           ARTICLE V.
                           MANAGEMENT

     The following provisions shall govern the management of the business and affairs of the Corporation and the rights, powers or duties of its security holders, directors or officers:

     Section 501. Effective Date of Article and Amendments Thereto. This article and any subsequent amendments thereto which require governmental approval, if any, under 66 Pa.C.S. Ch. 19 (relating to securities and obligations) or any superseding provision of law shall take effect upon receipt of such governmental approval.

     Section 502. Classification of Board of Directors. The board of directors of the Corporation shall be classified in respect of the time for which they shall severally hold office as follows:

          (1) Each class shall be as nearly equal in number as possible.

          (2) The term of office of at least one class shall expire in each year.

          (3) Except as otherwise provided in Section 406(B) or in the express terms of any series of the Preference Stock with respect to the election of directors upon the occurrence of a default in the payment of dividends or in the performance of another express requirement of the terms of such series, the members of each class shall be elected for a term of three years and until their respective successors shall have been elected and qualified, except in the event of their earlier death, resignation or removal.

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

          Notwithstanding the preceding sentence, at the 1990 Annual Meeting of Shareholders the directors shall be classified into three classes comprised of directors who shall serve for terms expiring at the annual meetings of shareholders in 1991, 1992 and 1993, respectively, and until their respective successors shall have been elected and qualified, except in the event of their earlier death, resignation or removal. At the annual meeting of shareholders in 1991 and thereafter the shareholders shall elect, to serve until the third annual meeting of shareholders following their election, and until their successors shall have been elected and qualified, except in the event of their earlier death, resignation or removal, the number of directors in the class whose term expires at such annual meeting. This paragraph shall expire at the adjournment of the annual meeting of shareholders in 1993.

     Section 503. Number of Directors. The number of directors of the Corporation constituting the whole board and the number of directors constituting each class of directors as provided by
Section 502 shall be fixed solely by resolution of the board of directors, except as otherwise provided in the express terms of any class or series of Senior Stock with respect to the election of directors upon the occurrence of a default in the payment of dividends or in the performance of another express requirement of the terms of such Senior Stock.

     Section 504.  Straight Voting for Directors.  The
shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

     Section 505. Liability of Directors and Officers. An officer of the Corporation shall not be personally liable, as such, to the Corporation, and a director of the Corporation shall not be personally liable, as such, for monetary damages (including, without limitation, any judgment, amount paid in settlement, penalty, punitive damages or expense of any nature (including, without limitation, attorneys' fees and disbursements)) for any action taken, or any failure to take any action, unless the director or officer has breached or failed to perform the duties of his or her office under these articles of incorporation, the bylaws of the Corporation or applicable provisions of law and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

     Section 506. Conduct of Officers. In lieu of the standards of conduct otherwise provided by law, officers of the Corporation shall be subject to the same standards of conduct, including standards of care and loyalty and rights of justifiable reliance, as shall at the time be applicable to directors of the Corporation.

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

     Section 507. Interpretation. The provisions of Section 505 shall not apply to the responsibility or liability of a director or officer, as such, pursuant to any criminal statute or for the payment of taxes pursuant to local, state or federal law. The provisions of Sections 505, 506 and this section have been adopted pursuant to the authority of Sections 1721(e) and 1732(c) of the Pennsylvania Business Corporation Law of 1988, shall be deemed to be a contract with each director or officer of the Corporation who serves as such at any time while Sections 505, 506 and this section are in effect, and Sections 505, 506 and this section are cumulative of and shall be in addition to and independent of any and all other limitations on the liabilities of directors or officers of the Corporation, as such, or rights of indemnification by the Corporation to which a director or officer of the Corporation may be entitled, whether such limitations or rights arise under or are created by any statute, rule of law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise. Each person who serves as a director or officer of the Corporation while Sections 505, 506 and this section are in effect shall be deemed to be doing so in reliance on such sections. No amendment to or repeal of Sections 505, 506 and this section, nor the adoption of any provisions of these articles of incorporation inconsistent with such sections, shall apply to or have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, repeal or adoption of an inconsistent provision. In any action, suit or proceeding involving the application of Sections 505, 506 and this section, the party or parties challenging the right of a director or officer to the benefits of such sections shall have the burden of proof.

     Section 508.  Control Transactions.

     (A)   Subchapter E of Chapter 25 of the Business Corporation
Law of 1988 (relating to control transactions) shall be applicable to the Corporation.

     (B) Subsection (A) shall take effect upon the amendment of 15 Pa.C.S. Section 2524 (relating to definitions) to define "voting shares" for the purposes of Subchapter 25E as shares of the Corporation entitled to vote generally in the election of directors.

     Section 509.  Business Combinations.  Subchapter F of
Chapter 25 of the Business Corporation Law of 1988 (relating to business combinations) shall be applicable to the Corporation.

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     Section 510.  Adoption of Bylaws.  Except as otherwise
provided in the express terms of any series of the Senior Stock:

          (1) The shareholders shall have the power to adopt, amend or repeal the bylaws of the Corporation only subject to the procedures and restrictions applicable to amendments of these articles of incorporation, including any provision of law requiring as a condition to adoption by the Corporation that the corporate action be approved also by the board of directors of the Corporation, and treating a direction by the board that the matter should be submitted to the shareholders, or the sufferance by the board that the matter be so submitted, as insufficient to satisfy the requirement of independent approval by the board of directors.

          (2) The board of directors of the Corporation shall have the full authority conferred by law upon the shareholders of the Corporation to adopt, amend or repeal the bylaws of the Corporation, including in circumstances otherwise reserved by statute exclusively to the shareholders. Any bylaw adopted by the board of directors under this paragraph shall be consistent with these articles of incorporation.


                           ARTICLE VI.
                          MISCELLANEOUS

     Section 601.  Headings.  The headings of the various
sections of these articles of incorporation are for convenience of reference only and shall not affect the interpretation of any of the provisions of these articles.

     Section 602. Reserved Power of Amendment. These articles of incorporation may be amended in the manner and at the time prescribed by statute, and all rights conferred upon shareholders herein are granted subject to this reservation.


As filed with the Department of State on March 8, 1994.

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